Exhibit 10.1

COMPENSATION PLAN AND WARRANT ASSIGNMENT AGREEMENT

THIS COMPENSATION PLAN AND WARRANT ASSIGNMENT AGREEMENT (this “Agreement”) is entered into as of May 18, 2017, by and between Primo Water Corporation, a Delaware corporation (“Operating Company”) (which will be the surviving entity following the merger at the Effective Time, in which New PW Merger Sub, Inc., a Delaware corporation (“Merger Sub”) will be merged with and into Operating Company), and New PW Holdco, Inc., a Delaware corporation (“New Holdings”). All capitalized terms used in this Agreement and not defined herein have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of May 18, 2017 (the “Merger Agreement”), by and among New Holdings, Operating Company and Merger Sub.

RECITALS

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, (i) Merger Sub will be merged with and into Operating Company, with Operating Company continuing as the surviving entity in such merger and each outstanding share of capital stock of Operating Company (the “Primo Stock”) will be converted into one share of capital stock of New Holdings (“New Holdings Stock”) of the same class and with the same rights and privileges relative to New Holdings that such share had relative to Operating Company prior to the merger and (ii) New Holdings’ organizational and governing documents shall be substantially identical to those of Operating Company as in effect immediately prior to effecting the Reorganization and New Holdings shall assume all of the issued and outstanding equity awards and other equity instruments issued by Operating Company (the “Reorganization”);

WHEREAS, in connection with the Reorganization, (i) Operating Company will transfer and assign (including sponsorship of) to New Holdings, and New Holdings will assume (including sponsorship of), Operating Company’s equity compensation plans listed on Exhibit A and any subplans, appendices or addendums thereto (the “Primo Equity Compensation Plans”) and all obligations of Operating Company pursuant to each stock option to purchase a share of Primo Stock (a “Primo Option”), each right to acquire or vest in a share of Primo Stock (a “Primo Stock Unit”) and each other issued and outstanding award of an equity instrument for Primo Stock (such instruments “Other Primo Equity Awards”, and, collectively with the Primo Options and the Primo Stock Units, the “Primo Equity Awards” and each a “Primo Equity Award”) that is outstanding immediately prior to the Effective Time and (a) issued under any of the Primo Equity Compensation Plans and underlying grant agreements (each such grant agreement, a “Primo Equity Award Grant Agreement” and such grant agreements together with the Primo Equity Compensation Plans, the “Primo Equity Compensation Plans and Agreements”) or (b) granted by Primo outside of the Primo Equity Compensation Plans and Agreements pursuant to NASDAQ Listing Rule 5635(c) (“Rule 5635(c)”), all upon the terms and subject to the conditions set forth in the Merger Agreement and this Agreement; provided, however, that any term or condition set forth in the Primo Equity Compensation Plans and Agreements or Primo Equity Awards regarding vesting based on continued employment with Operating Company or other conditions shall, as of the Effective Time, be based on continued employment with New Holdings or any of its wholly-owned subsidiaries, including, without limitation, Operating Company, as applicable, or such other conditions), and (ii) each such Primo Equity Award shall be converted into (a) with respect to a Primo Option, an option to purchase a share of New Holdings Stock at an exercise price per share equal to the exercise price per share of Primo Stock subject to such Primo Option immediately prior to the Effective Time; (b) with respect to each Primo Stock Unit, a right to acquire or vest in a share of New Holdings Stock or (c) with respect to Other Primo Equity Awards, a right to acquire or vest in the same number and type of equity interests of New Holdings;

WHEREAS, in connection with the Reorganization, (i) Operating Company will also transfer and assign to New Holdings, and New Holdings will assume, all of the issued and outstanding warrants to purchase shares of Primo Stock (the “Primo Warrants”), one or more of which have been issued pursuant to one or more warrant agreements between Operating Company and the grantee thereto (the “Primo Warrant Agreements”); (ii) New Holdings shall assume all obligations of Operating Company pursuant to each Primo Warrant Agreement, including the obligation to issue one or more shares of New Holdings Stock to each such grantee upon the valid exercise of any Primo Warrant pursuant to the terms of the applicable Primo Warrant Agreement; and (iii) each such Primo Warrant shall be converted into a right to purchase a share of New Holdings Stock at an exercise price per share equal to the exercise price per share of Primo Stock subject to such Primo warrant immediately prior to the Effective Time pursuant to and in accordance with the terms of the applicable Primo Warrant Agreement;

WHEREAS, the Board of Directors of Operating Company has determined that it is in the best interest of Operating Company for Operating Company to enter into this Agreement and to assign to New Holdings the Primo Equity Compensation Plans and Agreements, the Primo Equity Awards and the Primo Warrants;

WHEREAS, the Board of Directors of New Holdings has determined that it is in the best interest of New Holdings for New Holdings to enter into this Agreement and to assume from Operating Company the Primo Equity Compensation Plans and Agreements, the Primo Equity Awards and the Primo Warrants; and

WHEREAS, the Board of Directors of Operating Company and the Board of Directors of New Holdings have determined that the Reorganization does not constitute a “change of control” under the Primo Equity Compensation Plans and Agreements, the Primo Equity Awards, the Primo Warrants and the Primo Warrant Agreements, as such terms may be used or defined therein;

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Operating Company and New Holdings hereby agree as follows:

ARTICLE I

EQUITY PLANS AND AWARDS

1.     Subject to and as of the Effective Time, Operating Company shall assign, and New Holdings will assume and will perform, from and after the Effective Time, all of the rights and obligations of Operating Company pursuant to the Primo Equity Compensation Plans and Agreements.

2.     Subject to and as of the Effective Time:

a.     New Holdings will assume each Primo Equity Award that is outstanding and unexercised, unvested and not yet paid or payable immediately prior to the Effective Time (i) issued under the Primo Equity Compensation Plans and Agreements or (ii) granted by Operating Company outside of the Primo Equity Compensation Plans and Agreements pursuant to and in accordance with Rule 5635(c); and

b.     Each Primo Equity Award shall be converted into (i) with respect to each Primo Option, an option to purchase, on otherwise the same terms and conditions as were applicable under the applicable Primo Equity Compensation Plan and/or Primo Equity Award Grant Agreement (as modified herein) under which such Primo Option was issued, a share of New Holdings Stock with the same rights and privileges applicable to the share of Primo Stock subject to such Primo Option immediately prior to the Effective Time, at an exercise price per share equal to the exercise price per share of Primo Stock subject to such Primo Option immediately prior to the Effective Time; (ii) with respect to each Primo Stock Unit, a right to acquire or vest in, on otherwise the same terms and conditions as were applicable under the applicable Primo Equity Compensation Plan and/or Primo Equity Award Grant Agreement (as modified herein) under which such Primo Stock Unit was issued, a share of New Holdings Stock with the same rights and privileges applicable to the share of Primo Stock subject to such Primo Stock Unit immediately prior to the Effective Time; and (iii) with respect to each Other Primo Equity Award, a right to acquire or vest in, on otherwise the same terms and conditions as were applicable as were applicable under the applicable Primo Equity Compensation Plan and/or Primo Equity Award Grant Agreement (as modified herein) under which such Other Primo Equity Award was issued, a right to acquire or vest in the same number and type of equity interests of New Holdings; provided, however, that, in each case, any term or condition set forth in the Primo Equity Compensation Plans and Agreements or Primo Equity Awards regarding vesting based on continued employment with Operating Company or other conditions shall, as of the Effective Time, be based upon continued employment with New Holdings or any of its wholly-owned subsidiaries, including, without limitation, Operating Company, as applicable, or such other conditions.

3.     All Primo Options shall be adjusted and converted in accordance with the requirements of Section 424 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

4.     At the Effective Time, the Primo Equity Awards, the Primo Equity Compensation Plans and Agreements and any provision of any other compensatory plan, contract, agreement or arrangement providing for the grant or issuance of Primo Stock shall, in each case, be automatically deemed to be amended, to the extent necessary or appropriate, to provide that references to Operating Company in such awards, documents and provisions shall be read to refer to New Holdings, and references to Primo Stock in such awards, documents and provisions shall be read to refer to New Holdings Stock. New Holdings and Operating Company agree to (a) prepare and execute all amendments to the Primo Equity Compensation Plans and Agreements, Primo Equity Awards and other documents necessary to effectuate New Holdings’ assumption of the Primo Equity Compensation Plans and Agreements and/or outstanding Primo Equity Awards based on continued employment with Operating Company shall be based on continued employment with New Holdings or any of its subsidiaries, as applicable; (b) provide notice of the assumption to holders of such Primo Equity Awards and (c) submit any required filings with the Securities and Exchange Commission (“SEC”) or Nasdaq Global Market in connection with the same.

5.     On or prior to the Effective Time, New Holdings shall reserve a sufficient number of shares of New Holdings Stock to provide for the issuance of New Holdings Stock to satisfy New Holdings’ obligations under this Agreement with respect to the Primo Equity Compensation Plans and Agreements and Primo Equity Awards.

6.     Operating Company and New Holdings agree that the Reorganization does not constitute a “change of control” under the Primo Equity Compensation Plans and Agreements or the Primo Equity Awards, as such term is defined or used therein.

ARTICLE II

WARRANTS AND WARRANT AGREEMENTS

1.     Subject to and as of the Effective Time, Operating Company shall assign, and New Holdings will assume and will perform, from and after the Effective Time, all of the rights and obligations of Operating Company pursuant to the Primo Warrants and Primo Warrant Agreements.

2.     Subject to and as of the Effective Time, (a) New Holdings will assume each Primo Warrant that is outstanding and unexercised immediately prior to the Effective Time and (b) each such Primo Warrant shall be converted into a right to acquire, pursuant to and in accordance with the vesting and exercise provisions in each applicable Primo Warrant Agreement, on otherwise the same terms and conditions as were applicable under the applicable Primo Warrant Agreement (as modified herein) a share of New Holdings Stock with the same rights and privileges applicable to the share of Primo Stock subject to such Primo Warrant immediately prior to the Effective Time, at an exercise price per share equal to the exercise price per share of Primo Stock subject to such Primo Warrant immediately prior to the Effective Time.

3.     At the Effective Time, the Primo Warrants and the Primo Warrant Agreements shall each be automatically deemed to be amended, to the extent necessary or appropriate, to provide that references to Operating Company in such Primo Warrants and Primo Warrant Agreements shall be read to refer to New Holdings, and references to Primo Stock in such Primo Warrants and Primo Warrant Agreements shall be read to refer to New Holdings Stock. New Holdings and Primo agree to (a) prepare and execute all amendments to the Primo Warrants, Primo Warrant Agreements and other documents necessary to effectuate New Holdings’ assumption of the Primo warrants and Primo Warrant Agreements; (b) provide notice of the assumption to holders of such Primo Warrants and (c) submit any required filings with the SEC or Nasdaq Global Market in connection with the same.

4.     On or prior to the Effective Time, New Holdings shall reserve sufficient shares of New Holdings Stock to provide for the issuance of New Holdings Stock to satisfy New Holdings’ obligations under this Agreement with respect to the Primo Warrants and Primo Warrant Agreements.

5.     Operating Company and New Holdings agree that the Reorganization does not constitute a “change of control” as such term may be defined or used in any Primo Warrant or Primo Warrant Agreement.

ARTICLE III

MISCELLANEOUS

1.     Each of Operating Company and New Holdings shall, from time to time and at all times hereafter, upon every reasonable request to do so by any other party hereto, make, do, execute and deliver, or cause to be made, done, executed and delivered, all such further acts, deeds, assurances and things as may be required or necessary in order to further implement and carry out the intent and purpose of this Agreement.

2.     Any term or provision hereof may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of Operating Company and New Holdings (or their respective successors or assigns).

3.     Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

4.     This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via facsimile, electronic mail (including PDF) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any provisions regarding conflicts of law that would cause the application of the laws of any other jurisdiction.

6.     The provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and permitted assignees of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

OPERATING COMPANY:

PRIMO WATER CORPORATION

By:	/s/ David J. Mills
Name:	David J. Mills
Title:	Vice President, Finance

NEW HOLDINGS:

NEW PW HOLDCO, INC.

By:	/s/ David J. Mills
Name:	David J. Mills
Title:	Authorized Signatory

[Compensation Plan and Warrant Assignment Agreement]

Exhibit A

Primo Equity Compensation Plans

Primo Water Corporation 2004 Stock Option Plan, as amended

Primo Water Corporation Amended and Restated 2010 Omnibus Long-Term Incentive Plan, as amended

Primo Water Corporation 2010 Employee Stock Purchase Plan, as amended